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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001 appearing on page 30 of the Caterpillar Financial Services Corporation Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Nashville, TN

April 24, 2001